UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

UFOOD RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-136167	20-4463582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 787-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)-(b) On March 12, 2012, the Audit Committee of UFood Restaurant Group, Inc. (the “Company”) re-assessed the equity versus liability categorization of the 2009 Investor and Placement Agent Warrants (the “Warrants”) based upon the “indexed to an entity’s own stock” criteria specified within ASC 815-40, and concluded that the Warrants should have been classified as a liability upon issuance. This classification change will affect both the balance sheets and statements of operations previously reported by the Company. This change will have no cash effect on the Company

Accordingly, the Audit Committee of the Company has concluded that the financial statements previously filed with Forms 10-K, 10-Q and S-1 since June 2009 should no longer be relied upon due to an error in such financial statements as addressed in FASB ASC Topic 250. This determination was based upon the improper classification of the Warrants as equity instead of liabilities. The Company previously determined that these financial instruments were equity, and, accordingly, reflected the balance within additional paid-in capital. The Company is in the process of determining the impact on the affected periods.

The Audit Committee of the Company has discussed these matters with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.

Date: March 15, 2012	By:	/s/ Charles Cocotas
Charles Cocotas
President and Chief Operating Officer

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